                           USN COMMUNICATIONS, INC.

                             OFFER TO EXCHANGE ITS
                14 5/8% SERIES B SENIOR DISCOUNT NOTES DUE 2004
                      FOR ANY AND ALL OF ITS OUTSTANDING
                    14 5/8% SENIOR DISCOUNT NOTES DUE 2004


 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
   , 1998 (THE "INITIAL EXPIRATION DATE"), UNLESS EXTENDED.


To Our Clients:

  Enclosed for your consideration is a Prospectus, dated           , 1997 (as
the same may be amended from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer by USN Communications, Inc. (the "Company") to exchange (the "Exchange Offer") its 14 5/8% Series B Senior Discount Notes due 2004 (the "New Notes") for an equal principal amount of its 14 5/8% Senior Discount Notes due 2004 (the "Old Notes") upon the terms and conditions set forth in the Prospectus and in the related Letter of Transmittal. As set forth in the Prospectus, the terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes and except that the New Notes will not contain certain provisions relating to an increase in the interest rate which were included in the Old Notes under certain circumstances relating to the timing of the Exchange Offer. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer" in the Prospectus. Old Notes may be tendered only in integral multiples of $1,000.

  The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such Holder promptly if they wish to exchange Old Notes in the Exchange Offer.

  Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer expires at 5:00 pm., New
York City time, on            , 1997, unless extended. With respect to the
Exchange Offer, "Expiration Date" means the Initial Expiration Date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company. Tender of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  Your attention is directed to the following:

    1. The Exchange Offer is for the exchange of $1,000 principal amount of the New Notes for each $1,000 principal amount of the Old Notes, of which $152,725,000 aggregate principal amount of the Old Notes was outstanding as of August 18, 1997. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes and except that the New Notes will not contain certain provisions relating to an increase in the interest rate which were included in the Old Notes under certain circumstances relating to the timing of the Exchange Offer.

    2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS" IN THE PROSPECTUS.
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    3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New
  York City time, on            , 1997, unless extended.

    4. The Company has agreed to pay the expenses of the Exchange Offer.

    5. Any transfer taxes incident to the transfer of Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

  The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

  If you wish us to exchange any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US AND REGISTERED IN YOUR NAME FOR YOUR ACCOUNT OR BENEFIT.

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                                 INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of USN Communications, Inc.

  This will instruct you to exchange the aggregate principal amount of Old Notes indicated below (or, if no aggregate principal amount is indicated below, all Old Notes) held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.


            Aggregate Principal Amount of Old Notes to be exchanged
                       $                              *


*I (WE) UNDERSTAND THAT IF I (WE)         -------------------------------------
SIGN THESE INSTRUCTION FORMS WITHOUT      -------------------------------------
INDICATING AN AGGREGATE PRINCIPAL                     SIGNATURE(S)
AMOUNT OF OLD NOTES IN THE SPACE          -------------------------------------
ABOVE, ALL OLD NOTES HELD BY YOU FOR      -------------------------------------
MY (OUR) ACCOUNT WILL BE EXCHANGED.       -------------------------------------
                                          -------------------------------------
                                            (PLEASE PRINT NAME(S) AND ADDRESS
                                                          HERE)

                                          DATED: ______________________________
                                          -------------------------------------
                                            (AREA CODE AND TELEPHONE NUMBER)
                                          -------------------------------------
                                           (TAXPAYER IDENTIFICATION OR SOCIAL
                                                    SECURITY NUMBER)



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   * UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL OF YOUR OLD NOTES
     ARE TO BE EXCHANGED.

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